As filed with the Securities and Exchange Commission on August 18, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAZOR ROBOTICS LTD.
(Exact name of registrant as specified in its charter)

State of Israel (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

7 Haeshel Street, Caesarea Industrial Park South, 3088900 Israel
(Address of Principal Executive Offices)

Mazor Robotics Ltd. 2011 Share Option Plan
(Full title of the plan)

Mazor Robotics Inc.
2711 Centerville Rd., Suite 400,
Wilmington, New Castle, DE 19808
(Name, Address and Telephone Number of Agent For Service)

COPIES TO:

Oded Har-Even, Esq. Shy S. Baranov, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212)-660-3000	Barak Luchtenstein, Adv. Yuval Beer, Adv. CBLS Law Offices 5 Azrieli Center Square Tower, 35th Floor Tel Aviv 6702501, Israel Tel: +972-3-7188700 Fax: +972-3-7188701

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (2)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee (4)
Ordinary Shares (1)	1,286,326	$7.67	(3)	$9,862,329	$1,271
Ordinary Shares (1)	713,674	$6.82		$4,867,257	$627
Total	2,000,000	N/A		$14,729,586	$1,898

(1)
American Depository Shares (“ADSs”), evidenced by American Depository Receipts (“ADRs”), issuable upon deposit of Ordinary Shares, par value NIS 0.01 per share, of Mazor Robotics Ltd. (the “Company”), are registered on a separate registration statement on Form F-6 (File No. 333-188511). Each ADS represents two (2) Ordinary Shares.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(3)
Computed in accordance with Rule 457(h) promulgated under the Securities Act based on the exercise price of the options underlying the ordinary shares. When initially set in New Israeli Shekels (“NIS”), the amount is translated (solely for the purpose of calculating the registration fee) using the rate of NIS 3.472 to US$1.00, the representative rate of exchange as of August 11, 2014 as published by the Bank of Israel.

(4)
The fee is based on the number of Ordinary Shares which may be issued under the plan this registration statement relates to and is estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales price of an American Depository Share as reported on the Nasdaq Global Market on August 12, 2014.

EXPLANATORY NOTE

    This Registration Statement on Form S-8 relates to 2,000,000 Ordinary Shares to be issued in the future upon the exercise of options that have been, or may be, granted under the Company’s 2011 Share Option Plan, as amended (the “Plan”), which are in addition to the 3,262,529 Ordinary Shares under the Plan registered on the Company’s Form S-8 filed on August 5, 2013 (File No. 333-190372) (the “Prior Registration Statement”).

            This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the content of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

           The increase in the number of shares authorized for issuance under the Plan was approved by the board of directors of the Company at a meeting held on July 31, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 and the introductory note to Part I of Form S-8, in each case under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	The Company’s annual report on Form 20-F filed with the Commission on April 3, 2014;

(b)	The Company’s report of foreign private issuer on Form 6-K furnished to the Commission on January 22, 2014;

(c)	The financial results (other than non-GAAP financial results) in Company’s report of foreign private issuer on Form 6-K furnished to the Commission on May 7, 2014;

(d)	The Company’s report of foreign private issuer on Form 6-K furnished to the Commission on July 22, 2014;

(e)	The financial results (other than non-GAAP financial results) in Company’s report of foreign private issuer on Form 6-K furnished to the Commission on August 5, 2014; and

(f)
The description of the Company’s Ordinary Shares, par value NIS 0.01 per share and the American Depository Shares representing the Ordinary Shares, contained in the Registration Statement on Form 20-F, filed on May 10, 2013, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and all reports on Form 6-K subsequently filed by the Company which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits.

4.1(1)      Articles of Association of the Company

5.1           Opinion of CBLS Law Offices

23.1	Consent of Somekh Chaikin, Certified Public Accountants (Israel), a member of KPMG International – Independent Registered Public Accounting Firm

23.2	Consent of CBLS Law Offices (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.3	Consent of Financial Immunities Dealing Room Ltd.

24.1	Power of Attorney (included on signature page)

99.1(2)	Mazor Robotics Ltd. 2011 Share Option Plan

99.2	Amendment to Mazor Robotics Ltd. 2011 Share Option Plan

________________

(1)	Previously filed as Exhibit 1.1 to the Company’s registration statement on Form 20-F filed on May 10, 2013, and incorporated herein by reference.

(2)	Previously filed as Exhibit 4.2 to the Company’s registration statement on Form 20-F filed on May 10, 2013, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Caesarea, State of Israel, on the 14 day of August, 2014.

MAZOR ROBOTICS LTD.

By:	/s/ Ori Hadomi
Name: Ori Hadomi
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Mazor Robotics Ltd., hereby severally constitute and appoint Ori Hadomi and Sharon Levita, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ori Hadomi Ori Hadomi	Chief Executive Officer and Director (principal executive officer)	August 14, 2014
/s/ Sharon Levita Sharon Levita	Chief Financial and Operating Officer and Secretary (principal financial officer and principal accounting officer)	August 14, 2014
/s/ Jonathan Adereth Jonathan Adereth	Chairman of the Board	August 14, 2014
/s/ Michael Berman Michael Berman	Director	August 14, 2014
/s/ Gil Biano Gil Biano	Director	August 14, 2014
/s/ David Schlachet David Schlachet	Director	August 14, 2014
/s/ Sarit Soccary Ben-Yochanan Sarit Soccary Ben-Yochanan	Director	August 14, 2014

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Mazor Robotics Inc., the duly authorized representative in the United States of Mazor Robotics Ltd., has signed this registration statement on August 14, 2014.

MAZOR ROBOTICS LTD.

By:	/s/ Ori Hadomi
Name: Ori Hadomi
Title: Chief Executive Officer